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                             THE RYLAND GROUP, INC.


                              EMPLOYMENT AGREEMENT

   This AGREEMENT is made as of this 30th day of September, 1993, between THE RYLAND GROUP, INC., a Maryland corporation (the "Corporation"), and ALAN P. HOBLITZELL, JR. (the "Executive").

   The Executive has served the Corporate as Executive Vice President, Chief Administrative Officer, and Chief Financial Officer since February, 1991. On August 2, 1993, the Executive was named Acting Chief Operating Officer to serve at the pleasure of the Board of Directors of the Corporation (the "Board") pending selection of a Chief Executive Officer. The parties wish to confirm their arrangements regarding these matters, and in consideration of the following covenants and representations agree as follows:

   1. FULL-TIME EMPLOYMENT OF EXECUTIVE.

      a. DUTIES AND STATUS.

            (1) At the pleasure of the Board, the Executive shall continue to serve as Executive Vice President, Chief Administrative Officer, and Chief Financial Officer for the employment period as defined in paragraph 3a and the Executive accepts such continued employment on the terms and conditions set forth in the Agreement. In addition, the Executive shall continue to service as Acting Chief Operating Officer at the pleasure of the Board.

            (2) During the employment period, the Executive shall devote his full time efforts to the business of the Corporation.

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      b.    COMPENSATION AND GENERAL BENEFITS.

            (1) From August 1, 1993 through December 31, 1994 the Corporation shall pay the Executive an annual base salary of $420,000 payable periodically based upon current corporate policy. From January 1, 1995 until June 30, 1996 the Corporation will pay the Executive a base salary commensurate with the job that he is performing but no less than $300,000 annually. The base salary shall be reviewed (but not necessarily increased) based on corporate policy and the Executive's contributions to the enterprise.

            (2) In addition to the salary provided by subparagraph (1) of this paragraph b, the Corporation shall provide the benefits and perquisites generally provided by the Corporation to officers of his rank and salary grade.

   2. COMPETITION; CONFIDENTIAL INFORMATION.

   The Executive and the Corporation recognize that, due to the nature of his engagements hereunder and the relationship of the Executive to the Corporation, the Executive will have access to, and may assist in developing, confidential and proprietary information relating to the business and operations of the Corporation and its affiliates. The Executive acknowledges that disclosure of such information or its use by others could cause substantial loss to the Corporation. The Executive and the Corporation also recognize that an important part of the Executive's duties will be to develop good will for the Corporation through his personal contact with others having business


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relationships with the Corporation and its affiliates, and that there is a danger that this good will, a proprietary asset of the Corporation and its affiliates, may follow the Executive if and when his relationship with the Corporation is terminated. The Executive accordingly agrees as follows:

      a. NON-COMPETITION. During the employment period, as defined in Section 3a, the Executive will not, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise, except for the account of and on behalf of the Corporation or its affiliates, engage in any activity competitive with the business of the Corporation or its affiliates, interfere with the Corporation's business or relations with its employees, customers or accounts, nor will he, in competition with the Corporation or its affiliates, solicit or otherwise attempt to establish any business relationships with any person, firm or corporation which was, at any time during the employment period, a customer or supplier of the Corporation. However, nothing in this Section 2 shall be construed to prevent the Executive from owning, as an investment, not more than 5% of a class of equity securities issued by any competitor of the Corporation and publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.

      b. CONFIDENTIAL INFORMATION. During and at all times after the expiration of the employment period, the Executive (1) will not disclose any trade secrets, customer lists, production processes, or other information that is treated as confidential or proprietary by the Corporation or its affiliates and that is now


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known to him or that hereafter may become known to him as a result of his employment or association with the Corporation and (2) will not at any time, directly or indirectly, disclose any such information to any person, firm, partnership, corporation or other entity, or use, reproduce, copy or disclose the same in any way other than in connection with the business of the Corporation or its affiliates.

      c. CORPORATION'S REMEDIES FOR BREACH. It is recognized that damages in the event of breach of this Section 2 by the Executive would be difficult, if not impossible, to ascertain, and its is, therefore, agreed that the Corporation, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoying any such breach. The existence of this right shall not preclude any other rights and remedies at law or in equity that the Corporation may have.

   3. EMPLOYMENT PERIOD.

      a. DURATION. The employment period shall continue until June 30, 1996 unless this Agreement is previously terminated by (1) the death or substantially total disability of the Executive, (2) mutual agreement, (3) action of the Corporation for justifiable cause as provided in paragraph 3b, (4) action of the Corporation or notice by the Executive as provided in paragraph 3c, or (5) the voluntary resignation of the Executive upon 30 days prior written notice.


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      b. PERFORMANCE AND TERMINATION - EMPLOYMENT PERIOD.  Subject to the
performance of the covenants and agreements made by the Corporation herein, the Executive will perform his duties during the employment period in good faith and will observe faithfully the covenants and agreements made by him herein. The Corporation shall not terminate the employment of the Executive during the employment period except for substantial and serious cause involving dishonesty, violation of any Corporation rule, regulation, or policy, gross negligence, failure or inability of the Executive to perform his duties hereunder, or breach of express obligations of this Agreement. The termination of the Executive's employment for reasons other than those specified in the preceding sentence shall be deemed to be a termination of employment without justifiable cause. After such termination without cause, the Executive shall be immediately entitled to the severance pay and benefits provided in Section 3c of this Agreement. A "material breach of express obligations of this Agreement" by the Executive shall not be deemed to have occurred hereunder unless written notice thereof shall have been given by the Corporation to the Executive and the Executive shall have failed to cure such breach or default within 30 days after he received the notice.

      c. EXECUTIVE'S REMEDIES FOR BREACH.

         (1) This Agreement shall be immediately terminated without further notice if the Corporation terminates the employment of the Executive without justifiable cause. This Agreement may also be terminated upon written notice from the Executive to the


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Chairman of the Board if:  (i) the Corporation shall fail to observe or perform any covenant to be observed or performed by the Corporation, or (ii) the Corporation shall materially change the Executive's duties so that he is no longer performing the functions of Executive Vice President, Chief Administrative Officer, or (iii) the Corporation shall otherwise materially breach this Agreement.

         (2) If this Agreement is terminated for any reason identified in this subsection, all rights, duties and obligations of both parties shall cease except that the provisions of Section 2b of this Agreement shall remain in force and except that the Corporation shall be obligated to (i) provide severance pay to the Executive in an amount equal to his base salary through June 30, 1996 payable, at the option of the Executive, in a lump sum or in installments over a period of time to be designated by the Executive, and (ii) continue all insured benefits for the Executive and his dependents for a period of one year or until the Executive obtains substantially equivalent employment, whichever occurs first, but in no event beyond June 30, 1996. The parties agree that, because there can be no exact measure of the damage which would occur to the Executive as a result of a breach by the Corporation, the payments and benefits shall be deemed to constitute liquidated damages and not a penalty for the Corporation's breach, and the Corporation agrees that the Executive shall not be required to mitigate his damages. However, in the event the Executive does mitigate his damages, the amount of such


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mitigation shall reduce the amount of payments and benefits receivable by the
Executive pursuant to this Agreement.

   4. WAIVERS.

   The waiver by the Corporation of a breach by the Executive of any provision of this Agreement shall not operate or be constructed as a waiver of any subsequent breach by him.

   5. BINDING EFFECT.

   The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation.

   6. ENTIRE AGREEMENT.

   Except as otherwise herein provided, this Agreement constitutes the entire understanding of the Executive and the Corporation with respect to the subject matter hereof and supersedes any and all prior understandings, written or oral. This Agreement may not be changed or canceled orally, but only by an instrument in writing signed by the parties. This Agreement shall be governed by the laws of the State of Maryland and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.

   IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

ATTEST:                             THE RYLAND GROUP, INC.


/s/ Veronica Gambel                 By: /s/ Andre Brewster
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                                       Andre Brewster, Chairman

WITNESS:


/s/ Robert M. Paul                  /s/ Alan P. Hoblitzell, Jr. (SEAL)
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                                    Alan P. Hoblitzell, Jr.


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